Exhibit 10.2

YRC WORLDWIDE INC.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective January 1, 2005)

YRC WORLDWIDE INC.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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YRC WORLDWIDE INC.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PREAMBLE

YRC Worldwide Inc. (the “Company”) maintains the Yellow Roadway Corporation Core Retirement Plan (the “Retirement Plan”) and the Yellow Roadway Corporation Retirement Savings Plan (the “Savings Plan”), which is a tax-qualified profit sharing plan, for the purpose of providing additional incentive and retirement security for eligible employees by providing employer contributions to eligible employees. The Retirement Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is intended to qualify as a defined contribution plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 401(a)(17) of the Code restricts the maximum amount of annual compensation which may be taken into account in determining the contributions to the Retirement Plan for a participant.

Sections 201, 301, and 401 of ERISA recognize and authorize the creation of an unfunded plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Board of Directors of YRC Worldwide Inc. (the “Board”) established the Yellow Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2003, to permit a select group of management or highly compensated employees to defer certain compensation on a pre-tax basis.

Effective as of May 24, 2005, the Company acquired USF Corporation, which became YRC Regional Transportation, Inc. (“YRC Regional”) and a subsidiary of the Company. YRC Regional maintains the YRC Regional Transportation, Inc. 401(k) Retirement Plan (the “YRC Regional Plan”). The YRC Regional Plan is subject to ERISA and is intended to qualify as a profit sharing plan under section 401(a) of the Code, and includes a cash or deferred arrangement as described under section 401(k) of the Code. Section 401(a)(17) of the Code restricts the maximum amount of annual compensation that may be taken into account in determining the contributions under the YRC Regional Plan for a participant. In addition, employee deferrals under the YRC Regional Plan may not exceed certain limits imposed by the Code.

The Company and each participating employer of the Deferred Compensation Plan is adopting this YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan (“SERP”) effective as of January 1, 2005, to amend, restate, consolidate and replace the Deferred Compensation Plan and to comply with section 409A of the Code. The SERP provides for two types of contributions: Employer Make-Up Accruals, which provide designated executives with the additional amounts they would have received under the Retirement Plan or the employer discretionary contribution portion of the YRC Regional Plan if the limitation on compensation under section 401(a)(17) of the Code had not limited a Participant’s benefits under those plans and Deferrals, which provide separately designated executives an opportunity to defer on a pre-tax basis a portion of their Compensation under the SERP. This amendment and restatement of the Deferred Compensation Plan shall apply only to amounts earned and vested on or after January 1, 2005, and the provisions of the Deferred Compensation Plan prior to this amendment and restatement shall apply to any amounts that were earned and vested under the Plan on or before December 31, 2004.

ARTICLE 1

DEFINITIONS

As used in the SERP, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

1.1 “Account” means the recordkeeping accounts, including subaccounts, described in Section 3.3 established for maintaining a record of the Participating Employers’ obligation to each Participant and former Participant. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary: Deferral Account, Employer Make-Up Accrual Account, Grandfathered Account and Non-Grandfathered Account.

1.2 “Administrator” shall mean the Committee or each party to whom the Committee has delegated any of its responsibilities.

1.3 “Affiliated Employer” means any business entity that is member of the Company’s controlled group of corporations, trades or businesses under common control or affiliated service group as determined under sections 414(b), (c) and (m) of the Code; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Employer only during the period it meets one of the foregoing criteria.

1.4 “Allocation Date” means December 31 of each Plan Year and each other date specified by the Administrator.

1.5 “Beneficiary” means the “Beneficiary” of the Participant, as determined under the Underlying Plan in which the Participant participates. If the Participant participates in more than one Underlying Plan, the Participant’s Beneficiary under the SERP shall be Beneficiary designated on the Participant’s most recent beneficiary designation under the Underlying Plans, and, if none, the Participant’s Surviving Spouse and, if none, the Participant’s estate.

1.6 “Board” means the Board of Directors of the Company.

1.7 “Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

1.8 “Change in Control” means the occurrence of one or more of the following events:

(a) a third person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act), purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b) a third person, including a group as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of this Agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

(c) as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company during any 12-month period.

1.9 “Change in Payment Election” shall have the meaning described in Section 3.8.

1.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.11 “Committee” means the Compensation Committee of the Board.

1.12 “Company” means YRC Worldwide Inc., a Delaware corporation, and any successor thereto. Unless the context requires a different meaning, each reference to Company also includes a reference to each Participating Employer.

1.13 “Compensation” means a Participant’s wages (as defined in section 3401(a) of the Code for purposes of federal income tax withholding) from the Participating Employer.

1.14 “Continuing Director” means a “Continuing Director” as defined in the Certificate of Incorporation of the Company, as amended.

1.15 “Deferral” means the credits described in Section 3.2.

1.16 “Deferral Election” shall mean an agreement pursuant to the Section 3.2 between a Participant and the Company under which the Participant may elect to defer all or a specified percentage of such Participant’s Compensation earned during a Plan Year.

1.17 “Deferred Compensation Plan” means the Yellow Corporation Executive Deferred Compensation Plan.

1.18 “Effective Date” means January 1, 2005.

1.19 “Eligible Employee” means a U.S.-based Employee who is among a select group of management or highly compensated Employees as selected by the Committee in its sole discretion.

1.20 “Employee” means any person who is employed by the Company or an Affiliated Employer and who is classified by the Company or an Affiliated Employer as a common law employee. The Company or Affiliated Employer’s employment classification of a person shall be binding and controlling and shall apply regardless of any contrary classification of such person by the Internal Revenue Service, the Department of Labor or any other person or entity.

1.21 “Employer Make-Up Accruals” means the credits described in Section 3.1.

1.22 “Existing Payment Date” shall have the meaning described in Section 3.8.

1.23 “Fund” means one or more of the measurement funds designated by the Administrator for purposes of crediting or debiting hypothetical investment gains and losses to the Accounts of Participants. Each Fund shall be subject to all terms, conditions and fees established from time to time by the Fund sponsor. The Administrator, in its sole discretion, has the right to change the Funds at any time.

1.24 “Fund Election” shall have the meaning described in Section 3.4.

1.25 “Grandfathered Amounts” means amounts credited under the Deferred Compensation Plan that were both credited and vested as of December 31, 2004, and earnings or losses thereon.

1.26 “Initial Payment Election” shall have the meaning described in Section 3.8.

1.27 “New Payment Date” shall have the meaning described in Section 3.8.

1.28 “Non-Grandfathered Amounts” means all amounts credited under the Deferred Compensation Plan or the SERP that are not Grandfathered Amounts.

1.29 “Participant” means any Eligible Employee who satisfies the conditions for participation in the SERP set forth in Section 2.1.

1.30 “Participating Employer” means the Company and any other Affiliated Employer which participates in the SERP with the consent of the Company as provided in ARTICLE 7.

1.31 “Plan Year” means the calendar year.

1.32 “QDRO” means a qualified domestic relations order (within the meaning of section 414(p) of the Code).

1.33 “Retirement Plan” means the Yellow Roadway Corporation Core Retirement Plan, as amended from time to time.

1.34 “Savings Plan” means the Yellow Roadway Corporation Retirement Savings Plan

1.35 “Separation from Service” means a separation from service with the Company and all Affiliated Employers within the meaning of section 409A(a)(2)(A)(i) of the Code.

1.36 “SERP” means the YRC Worldwide Inc. Defined Contribution Supplemental Retirement Plan as set forth in this document and as it may be amended from time to time.

1.37 “SERP Benefit” means the Account Balance with respect to a Participant described in Sections 3.3 and 3.4.

1.38 “SERP Payment Date” means the date described in Section 3.7.

1.39 “Sponsor” means YRC Worldwide Inc., a Delaware corporation, and any successor thereto.

1.40 “Spouse” means, as determined under the Code or other federal law, the legally married husband or wife of the Participant at the earlier of his or her date of death or the date benefits commence to the Participant under this Plan. To the extent required by a QDRO, the term “Spouse” shall include the former husband or wife of the Participant.

1.41 “Surviving Spouse” means the person to whom the Participant is married under applicable local and federal law on the date of the Participant’s death and who is living immediately following the Participant’s date of death. In addition, to the extent provided in a QDRO, a surviving former Spouse of a Participant will be treated as the Surviving Spouse of the Participant, and to the extent any current Spouse of the Participant will not be treated as a Surviving Spouse of the Participant.

1.42 “Underlying Plan” means either the Retirement Plan, the Savings Plan or the YRC Regional Plan, whichever is applicable to the Participant, and “Underlying Plans” means all of the Retirement Plan, Savings Plan and the YRC Regional Plan

1.43 “YRC Regional” means YRC Regional Transportation, Inc., formerly known as USF Corporation.

1.44 “YRC Regional Plan” means the YRC Regional Transportation, Inc. 401(k) Retirement Plan, formerly known as USF Employees’ 401K Retirement Plan, formerly known as the TNT Freightways Corporation Employees’ Salary Deferred Thrift Plan.

ARTICLE 2

PARTICIPATION IN THE PLAN

2.1 Participation. Each participant in the Deferred Compensation Plan as of December 31, 2004, and each other Eligible Employee who, as of that date, has been designated by the Committee as being eligible for the SERP shall be a Participant on January 1, 2005. Any other Eligible Employee shall become a Participant on the date specified by the Committee. Notwithstanding the foregoing, the Administrator may determine that any otherwise Eligible Employee shall not become a Participant unless the Administrator receives, by the deadline set by the Administrator, a properly completed and executed SERP participation agreement in the form specified by the Administrator, and the Administrator is not required to exercise this discretion uniformly with respect to any individuals.

2.2 Termination of Participation. Each Participant shall continue to participate in the Plan unless the Participant no longer satisfies any SERP eligibility criterion or is designated by the Committee as no longer being eligible to be a Participant (the date as of which either such event occurs shall be the “Ineligibility Date” and such a Participant is referred to as a “former Participant”)). A former Participant who remains in the employee of the Company or an Affiliated Employer shall retain the balance in the Participant’s Accounts under the terms of the Plan, but the former Participant shall not make additional Deferrals under Section 3.2 and no additional amounts shall be credited to such Participant’s Accounts under Section 3.1 as of the Ineligibility Date, provided, however, hypothetical earning and losses shall continue to be credited to a former Participant’s Account pursuant to Section 3.4(a).

ARTICLE 3

SERP BENEFITS

3.1 Employer Make-Up Accruals. Each Participant whom the Committee designates as eligible for Employer Make-Up Accruals for a Plan Year will be credited with an annual accrual equal to the non-matching employer contribution the Participant would have received for such year under the applicable Underlying Plan without regard to the section 401(a)(17) of the Code compensation limitation in effect under such plan (e.g., $220,000 for 2006), minus the actual non-matching employer contribution credited to the Participant’s account under the applicable Underlying Plan for such year.

3.2 Deferrals. Except as provided below, prior to each Plan Year, each Participant whom the Committee designates as eligible for to Deferrals under the Plan for such Plan Year may execute a Deferral Election for such Plan Year. An individual who first becomes an Eligible Employee after the first day of any Plan Year may make a Deferral Election within 30 days of becoming an Eligible Employee. A Deferral Election is irrevocable upon the beginning of the Plan Year to which it applies or, in the case of a newly-Eligible Employee, the expiration of the applicable 30-day period. In addition, with respect to bonuses under performance-based plans, which reward services over a period of at least 12 months, the election must be made no later than six (6) months before the end of the service period (e.g., by June 30, 2006 for a 2007 bonus payable for 2006 services). The Deferral Election shall be effective only upon the timely receipt by the Administrator of the Participant’s Deferral Election. If a timely Deferral Election is not received from a Participant or newly-Eligible Employee, the Participant or newly-Eligible Employee shall be deemed to have elected not to defer any part of the Participant’s or newly-Eligible Employee’s Compensation for that Plan Year. Each Deferral Election shall be made on the form, in the manner, up to a maximum amount and shall be apply to the items of Compensation (e.g., salary or bonus) as are designated by the Administrator.

If a Participant takes a hardship distribution as described under Treas. Reg. § 1.401(k)-1(d)(3) under a plan maintained by the Company or an Affiliated Employer that is intended to be qualified under section 401(a) of the Code, such Participant’s election under the Plan shall be cancelled and no deferrals shall be allowed under this Plan for a period of six (6) months following the date of the distribution. Such Participant shall be eligible to execute a subsequent Deferral Election prior to the following Plan Year, which shall be effective no earlier than the first day following the expiration of the six-month period described in the preceding sentence.

3.3 Account Reflecting Deferred Compensation. The Administrator shall establish and maintain a separate Account for each Participant which shall reflect the amount of the Participant’s total deferrals, accruals, credits or charges under Sections 3.1, 3.2 and 3.4 of the Plan. A separate Account under the SERP shall be maintained to reflect amounts credited to each Participant’s Non-Grandfathered Amounts and Grandfathered Amounts, if any All amounts credited or charged to a Participant’s Account hereunder shall be in a manner and form determined in the sole discretion of the Administrator.

3.4 Credits or Charges.

(a) Employer Make-Up Accruals and Deferrals. Unless the Administrator determines otherwise, (1) a Participant’s Employer Make-Up Accrual Account for each Plan Year shall be credited on the last day of such Plan Year; provided that such Participant is employed on the last day of such Plan Year, and (2) the first salary reduction and credit to each Participant’s Deferral Account shall be for the first pay period beginning on or after the first day of the applicable Plan Year or, in the case of a newly Eligible Employee, the first pay period beginning on or after the expiration of the applicable 30-day period.

(b) Earnings or Losses. As of each Allocation Date during a Plan Year, the Administrator will determine the amount of earnings, gains or losses to be credited or debited to a Participant’s Accounts based on the Participant’s deemed investments during the period following the immediately preceding Allocation Date and will credit or debit that amount to the Participant’s Accounts. For the purpose of determining the increase (or decrease) in a Participant’s Account, the Administrator shall assume that the Participant’s Account is invested in units or shares of the Funds in the proportions selected by the Participant in accordance with procedures established by the Administrator. A Participant’s Account shall continue to be adjusted each Allocation Date until the Participant’s entire benefit due under the Plan has been paid in full.

(c) Balance of Account. As of each Allocation Date, the amount credited to a Participant’s Account shall be the amount credited to his Account as of the immediately preceding Allocation Date, plus the Employer Make-Up Accruals or Participant’s Deferrals under Sections 3.1 and 3.2 since the immediately preceding Allocation Date, minus any amount that is paid to or on behalf of a Participant pursuant to the SERP subsequent to the immediately preceding Allocation Date, plus or minus any earnings, gains or losses determined pursuant to Section 3.4(b) above.

(d) Designation of Funds. To the extent permitted by the Administrator and subject to the terms, conditions, election procedures and effective dates established by the Administrator, each Participant may designate the Funds in which such Participant’s Account will be deemed to be invested for purposes of this Section (a “Fund Election”). In the absence of a Fund Election by a Participant, the Administrator shall designate in its sole discretion the Fund or Funds in which such Participant’s Account will be deemed to be invested. Once a Participant has made a Fund Election, such election shall be deemed to continue in effect until changed by the Participant. Neither the Committee nor the Administrator, nor any Participating Employer, shall have any responsibility or liability to any Participant or Beneficiary related to the Funds in which the Accounts are deemed to be invested, whether or not a Fund Election has been made. All amounts in each Fund that have been allocated to a Participant shall be divided pro rata among the Participant’s Deferrals Account and, Employer Make-Up Accrual Account. None of the Board of Directors, the Committee, the Company or the Affiliated Employers warrant or represent in any way that the value of each Participant’s Accounts will increase and not decrease. Such Participant assumes all risk in connection with any change in such value.

3.5 Vesting.

(a) Employer Make-Up Accruals. A Participant will become vested with respect to the Employer Make-Up Accruals (and any earnings, gains or losses thereon) in accordance with the vesting schedule applicable to non-matching employer contributions under the applicable Underlying Plan; provided, however, that upon a Change in Control a Participant will become 100% vested with respect to the Employer Make-Up Accruals (and any earnings, gains or losses thereon).

(b) Deferrals. Participants will be fully vested in his or her Deferrals at all times. A Participant will also be fully vested in any increase in the Deferrals Account as a result of the crediting of earnings, gains or losses in accordance with Section 3.4 after the Participant’s Deferral has been initially credited.

(c) Forfeitures. If as a result of a Participant’s Separation from Service, other than due to death, Disability or Change of Control a former Participant receives a distribution of his entire vested interest in his Accounts, the nonvested amount in his Accounts shall be immediately forfeited.

3.6 Investment, Management and Use. The Company shall have sole control and discretion over the investment, management and use of all amounts represented by credits to a Participant’s Account until such amounts are distributed. Notwithstanding any other provision of the SERP or any notice, statement, summary or other communication provided to a Participant that may be interpreted to the contrary, the Funds are to be used for measurement purposes only, and a Participant’s election of any Fund, the determination of credits and debits to his Account based on Funds, the Company’s actual ownership of Funds, and any authority granted under this Plan to a Participant to change the investment of the Company’s assets, if any, may not be considered or construed in any manner as an actual investment of the Account in any Fund or to constitute a funding of this Plan.

3.7 Time, Form and Amount of Payment.

(a) Grandfathered Amounts. The Participant’s Grandfathered Amounts shall be paid at the time and in the form that is in accordance with the terms of the Deferred Compensation Plan on December 31, 2004, and any Participant elections made pursuant to such terms.

(b) Non-Grandfathered Amounts.

(i) Employer Make Up Accruals. A Participant’s Account balance with respect to his Non-Grandfathered Amounts that are Employer Make-Up Accruals shall be paid in a single lump sum upon the earlier of:

(1) Separation from Service;

(2) a Change in Control; or

(3) the Participant’s death.

(ii) Deferrals. A Participant’s Account balance with respect to his Non-Grandfathered Amounts that are Deferrals shall be paid in a single lump sum upon the earlier of:

(1) Separation from Service;

(2) a fixed date specified by the Participant in the manner prescribed by the Administrator;

(3) a Change in Control; or

(4) the Participant’s death.

(c) Time of Payments.

(i) Except in the case of a Participant’s Separation From Service, payments under the SERP shall be made as soon as administratively practicable, as determined by the Administrator, following the specified event or date; provided that no payment shall be made after the later of the end of the calendar year in which such event or date occurs or the fifteenth day of the third month following the month in which such event or date occurs unless permitted under section 409A of the Code.

(ii) In the case of a Participant’s Separation From Service, payments under the SERP shall be made as soon as administratively practicable, as determined by the Administrator, following the first business day following the six-month anniversary of the date of the Participant’s Separation from Service

(d) Medium of Payment. All payments under the Plan shall be in cash.

(e) Amount of Payment. The payment shall be based upon the balance of the Participant’s Account as of the Allocation Date immediately preceding the date of payment, and the Participant’s vested percentage as of the date of payment.

(f) Delay of Payment. Notwithstanding anything herein to the contrary, the Administrator will delay payment of any SERP Benefit, if the Administrator reasonably anticipates any of the following circumstances:

(i) The payment of the SERP Benefit will violate a loan agreement or similar contract to which the Company or an Affiliated Employer is a party causing material harm to the Company or an Affiliated Employer; or

(ii) The payment of the SERP Benefit will violate Federal securities laws or other applicable law; provided that for purposes of this clause, causing inclusion in gross income or the application of any penalty or other provision of the Code is not to be treated as a violation of applicable law.

If payment is delayed under this Section 3.7(f), payment shall be made upon the earliest administratively practicable date on which the circumstances causing the delay is alleviated

3.8 Payment Elections—Deferrals

(a) Initial Payment Elections. Except as provided below, prior to each Plan Year, each Participant may execute an Initial Payment Election as provided under Section 3.7(b)(ii)(2) (an “Initial Payment Election”) for amounts deferred during such Plan Year. With respect to a newly-Eligible Employee, an Initial Payment Election for the first Plan Year such Participant is eligible must be received by the Administrator before the effective date of such Participant’s SERP eligibility. The last timely Initial Payment Election received by the Administrator for such Plan Year shall be irrevocable, unless changed in accordance with Section 3.8(b). Any Initial Payment Election that is not timely received shall be ineffective and the Participant shall be deemed to have not made an Initial Payment Election for a fixed date payment as provided under Section 3.7(b)(ii)(2).

(b) Change in Payment Election. A Participant may change his or her fixed date of payment of Non-Grandfathered Amounts that are Deferrals, but any such change must be in accordance with this subsection (a “Change in Payment Election”). Subject to the following terms of this subsection, such time of payment (the “Existing Payment Date”) may be changed to a fixed date that is permitted by the Administrator (the new date shall be the “New Payment Date”). The New Payment Date must be at least five years after the Existing Payment Date. If the Participant makes a Change in Payment Election and fails to elect a New Payment Date, then the Change in Payment Election shall be ineffective Any election to change the Existing Payment Date: (i) must be received by the Administrator at least 12 months prior to the Existing Payment Date; and (ii) shall not take effect until at least 12 months after the date on which the Change in Payment Election is received by the Administrator.

Notwithstanding the foregoing, with respect to Non-Grandfathered Amounts, on or before December 31, 2006, a Participant may make a Change in Payment Election provided that such Change in Payment Election does not cause (1) an amount with an Existing Payment Date that occurs within the calendar year 2006 to have a New Payment Date that occurs on or after January 1, 2007 or (2) an amount with an Existing Payment Date that occurs on or after January 1, 2007 to have a New Payment Date that occurs within the calendar year 2006.

3.9 SERP Death Benefit. If a Participant dies while in the employed by the Company and has a remaining Account balance, the SERP Benefit shall be paid to such Participant’s Beneficiary in accordance with Section 3.7(c). Notice of a Participant’s death shall be made by delivering to the Administrator a certified copy of the Participant’s death certificate and any such other documents as the Administrator may require.

ARTICLE 4

FUNDING

4.1 General Funding. The Company may set aside assets in a trust or other funding arrangement as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under the SERP; provided such arrangement is not considered funded for purposes of the Code and ERISA and does not violate section 409A(b) of the Code or a successor thereto. Accordingly, the assets of any such arrangement shall be subject to the claims of the Participating Employer’s creditors in the event of the Participating Employer’s insolvency. No portion of any funds set apart pursuant to this Article shall be the property of Participants, Beneficiaries, or Spouses until distribution thereof has been made to such individual nor will such Participant, Beneficiary, or Spouse have any beneficial interest in such property. Further, the rights of a Participant, Beneficiary, or Spouse shall be limited to those of a general, unsecured creditor of the Participating Employer who has a claim equal to the value of the Participant’s SERP Benefit. Benefits under the SERP will be payable from the general assets of the Participating Employer, or from such other funding vehicle established for such purpose as described above, or both. Except as may be otherwise determined by the Administrator in its sole discretion pursuant to this Article, neither the Participating Employer, the Plan Administrator nor any other person shall have any duty to set apart or invest any funds for the purpose of providing benefits pursuant to the terms of the SERP.

4.2 Corporate Obligation. Neither the Company’s officers nor any member of the Board in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Company for such payments as an unsecured, general creditor. Neither the Company nor any of its officers nor any member of the Board shall be under any liability or responsibility for failure to realize any of the objectives or purposes of the SERP by reason of the insolvency of the Company.

ARTICLE 5

GENERAL MATTERS

5.1 Amendments. The SERP may be amended by action of the Board or its delegated representative, without the consent of any Participant, in whole or in part, from time to time, and at any time, provided, however, that the present value of any vested benefit may not be diminished; and provided, further, that no amendment shall be made to the Plan with respect to any Grandfathered Amounts unless such amendment explicitly provides that it is applicable to Grandfathered Amounts.

5.2 Termination. The SERP may be terminated by action of the Board or its delegated representative, without the consent of any Participant, in whole or in part and at any time within the 12-month period following the consummation of a Change in Control or as otherwise permitted under section 409A of the Code. If the Plan is terminated, all amounts credited to a Participant’s Accounts shall immediately fully vest. Distributions to Participants would then commence in the manner and at the time as determined by the Administrator, in its sole discretion, and as permitted by section 409A of the Code.

5.3 Certifications. Information to be supplied or written notices to be made or consents to be given by the Company pursuant to any provision of the SERP may be signed in the name of the Company by any other officer who has been authorized to make such certification or to give such notices or consents.

ARTICLE 6

PLAN ADMINISTRATION

6.1 Plan Administrator. The SERP shall be administered by the Administrator. The Administrator may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the SERP. The Administrator may delegate specific duties and authority to one or more parties designated by the Administrator. All parties serving as Administrator shall serve in such capacity without separate compensation for services related to this Plan.

6.2 Powers of the Administrator. In carrying out its duties with respect to the general administration of the SERP, the Administrator has, in addition to any other powers conferred by the SERP or by law, the following powers:

(a) to determine all questions relating to eligibility to participate in the SERP;

(b) to compute and certify to any appropriate party the amount and kind of distributions payable to Participants and their Beneficiaries;

(c) to maintain all records necessary for the administration of the SERP that are not maintained by the Company or other appropriate party;

(d) to interpret the provisions of the SERP and to make and publish such rules for the administration of the SERP as are not inconsistent with the terms thereof;

(e) to establish and modify the method of accounting for the SERP and any trust;

(f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g) to perform other acts necessary and proper for the administration of the SERP, except those that are to be performed by any appropriate party.

6.3 Claims Procedure. A Participant, Spouse, Beneficiary or other person (hereinafter referred to as Claimant) may file a written claim with the Administrator or its delegate setting forth his claim. Any such claim shall be signed by the Claimant and shall be considered filed on the date the claim is received by the Company or prescribed addressee. The claim must be addressed as prescribed by the Company. If a Claimant shall fail to file a claim in accordance with the procedures described herein, such Claimant shall have no right to review and shall have no right to bring action in any court related to such claim, any such claim shall be deemed denied and the denial of the claim shall become final and binding on all persons for all purposes.

(a) Administrator Action. The Administrator or its delegate shall, within 90 days after its receipt of such claim, make its determination. However, in the event that special circumstances require an extension of time for processing the claim, the Administrator or its delegate shall provide such Claimant with its determination not later than 180 days after receipt of the Claimant’s claim, but, in such event, the Administrator or its delegate shall furnish the Claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished. In the event the claim is denied, the Administrator or its delegate shall provide such Claimant a written statement of the Adverse Benefit Determination, as defined in Subsection (d) below. The notice of Adverse Benefit Determination shall be delivered or mailed to the Claimant by certified or registered mail to his last known address, which statement shall contain the following:

(i) the specific reason or reasons for Adverse Benefit Determination;

(ii) a reference to the specific provisions of the SERP upon which the Adverse Benefit Determination is based;

(iii) a description of any additional material or information that is necessary for the Claimant to perfect the claim;

(iv) an explanation of why that material or information is necessary; and

(v) an explanation of the review procedure provided below, including applicable time limits and a notice of a Claimant’s rights to bring a legal action under ERISA after an Adverse Benefit Determination on appeal.

(b) Procedures for Appealing an Adverse Benefit Determination. Within 60 days after receipt of a notice of an Adverse Benefit Determination as provided above, if the Claimant disagrees with the Adverse Benefit Determination, the Claimant, or his authorized representative, may request, in writing, that the Administrator or its delegate review his claim and may request to appear before the Administrator or its delegate for such review. If the Claimant does not request a review of the Adverse Benefit Determination within such 60 day period, he shall be barred and stopped from appealing the Administrator’s or its delegate’s Adverse Benefit Determination, such Adverse Benefit Determination shall become final and binding on all persons for all purposes and the Claimant shall have no right to bring action in any court related to such Adverse Benefit Determination. The appeal shall be filed with the Administrator or prescribed addressee at the address prescribed by the Company, and it shall be considered filed on the date it is received by the prescribed addressee.

The Claimant shall have the right to:

(i) submit written comments, documents, records and other information relating to the claim for benefits;

(ii) request, free of charge, reasonable access to, and copies of all documents, records and other information relevant to his claim for benefits. For this purpose, a document, record, or other information is treated as relevant to the Claimant’s claim if it: (a) was submitted, considered, or granted in the course of making the benefit determination, regardless of whether such document, record or other information was relied on in making the benefit determination; or (b) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination; and a review that takes into account comments, documents, records, and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination.

(c) Response on Appeal. Within 60 days after receipt by the Administrator or its delegate of a written application for review of a Claimant’s claim, the Administrator or its delegate shall notify the Claimant of its decision by delivery or by certified or registered mail to his last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Administrator or its delegate shall so notify the Claimant of its decision not later than 120 days after receipt of such application.

In the event the Administrator’s or its delegate’s decision on appeal is adverse to the Claimant, the Administrator or its delegate shall issue a written notice of an Adverse Benefit Determination on Appeal that will contain all of the following information, in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the Adverse Benefit Determination on Appeal;

(ii) reference to specific SERP provisions on which the benefit determination is based;

(iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and a statement describing any voluntary appeal procedures offered by the SERP and the Claimant’s right to obtain the information about such procedures.

(d) Definition. As used herein, the term Adverse Benefit Determination shall mean a determination that results in any of the following: the denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of the Claimant’s eligibility to participate in the SERP (or lack thereof).

6.4 Expenses. The members of the Administrator serve without separate compensation for services related to this Plan. All expenses of the Administrator related to this Plan to be paid by the Company.

6.5 Standard of Judicial Review of Administrator Actions. The Administrator and Committee have full and absolute discretion in the exercise of each and every aspect of the rights, power, authority and duties retained or granted them under the SERP, including without limitation, the authority to determine all facts, to interpret the SERP, to apply the terms of the

SERP to the facts determined, to make decisions based upon those facts and to make any and all other decisions required of it by the SERP, such as the right to benefits, the correct amount and form of benefits, the determination of any appeal, the review and correction of the actions of any prior administrative committee, and the other rights, powers, authority and duties specified in this Article and elsewhere in the SERP. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Administrator or Committee in the exercise of any of its rights, powers, authority or duties under the SERP shall be final and conclusive as to all parties, including without limitation all Participants, former Participants and Beneficiaries, regardless of whether the Committee, Administrator, or any member thereof may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Administrator or Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Administrator or Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE 7

ADOPTION OF PLAN BY OTHER EMPLOYERS

7.1 Adoption Procedure. With the written approval of the Committee, any Affiliated Employer may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Sponsor. The Committee and a Participating Employer may agree to incorporate specific provisions relating to the operation of the Plan that apply to the Participating Employer only and shall become, only as to such Participating Employer and its employees, a part of the Plan.

7.2 Effect of Plan Amendment. The provisions of the Plan may be modified so as to increase the obligations of a Participating Employer only with the consent of such Participating Employer, which consent shall be conclusively presumed to have been given by such Participating Employer unless the Participating Employer gives the Sponsor written notice of its rejection of the amendment within 30 days after the adoption of the amendment.

7.3 Powers Reserved by Sponsor. The provisions of the Plan shall apply separately and equally to each Participating Employer and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Committee and the power to amend or terminate the Plan shall be exercised exclusively by the Sponsor. In addition, the power to designate Employees (including Employees of Affiliated Employers) as Eligible Employees shall be exercised only by the Committee. The Sponsor shall act as the agent for each Affiliated Employer that adopts the Plan for all purposes of administration thereof, and shall be the “plan administrator” of the Plan within the meaning of ERISA.

7.4 Termination of Participation.

(a) Any Participating Employer may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Sponsor may, in its discretion, terminate a Participating Employer’s participation in the Plan at any time.

(b) The Plan will terminate with respect to any Participating Employer that has adopted the Plan pursuant to this Article if the Participating Employer ceases to be an Affiliated Employer or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Participating Employer. If the Plan terminates with respect to any Participating Employer, the employees of that Participating Employer will no longer be Eligible Employees.

7.5 Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Participating Employers shall constitute a single plan rather than a separate plan of each Participating Employer.

7.6 No Joint Venture Implied. The document which evidences the adoption of the Plan by a Participating Employer shall become a part of the Plan. However, neither the adoption of the Plan by a Participating Employer nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and the Company or any other Affiliated Employer.

ARTICLE 8

MISCELLANEOUS

8.1 SERP Not a Contract of Employment. The adoption and maintenance of the SERP does not constitute a contract between the Company or an Affiliated Employer and any Participant or to be a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or an Affiliated Employer or derogates from the right of the Company or an Affiliated Employer to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the SERP.

8.2 No Rights Under SERP Except as Set Forth Herein. Nothing in the SERP, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than Participants, Spouses, Beneficiaries, Participating Employers, and their successors in interest, any right, remedy, or claim under or by reason of the SERP or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in the SERP, by or on behalf of any Participant, Beneficiary or Participating Employer, are for the sole and exclusive benefit of such parties.

8.3 Other Benefit Plans. The SERP shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under an Underlying Plan, or any other plan. It is specifically contemplated that one or more of the Underlying Plans may, from time to time, be amended and possibly terminated. The SERP shall not preclude any such amendments or terminations.

8.4 Withholding of Taxes. The Company shall cause taxes to be withheld from payments distributed under the Plan as required by all applicable law. In addition, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local income, employment or excise taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of any deferral, accrual, vesting or distribution under the Plan. No amounts shall be distributed from the Plan until the Company has withheld, or received payment of, an amount sufficient to cover all sums due, including federal, state or local income, employment or excise taxes, domestic or foreign, with respect to that distribution. With respect to federal employment taxes, sections 3121(v)(2) and 3306(r)(2) of the Code shall apply to amounts deferred or accrued under the Plan.

8.5 Severability. In the event that any provision of this Plan, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Plan will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the Company in establishing the Plan.

8.6 Defined Terms. Words and phrases used in the SERP with initial capital letters, that are defined in the Underlying Plan and are not separately defined in the SERP, shall have the meaning ascribed to them in the Underlying Plan unless in the context in which they are used it would be clearly inappropriate to do so.

8.7 Rules of Document Construction. Whenever appropriate, words used herein in the singular may be read in the plural, or words herein in the plural may be read in the singular; the masculine may include the feminine; and the words hereof, herein, or hereunder or other similar compounds of the word here shall mean and refer to the entire SERP and not to any particular paragraph or Section of the SERP unless the context clearly indicates to the contrary. The titles given to the various Sections of the SERP are inserted for convenience of reference only and are not part of the SERP, and they shall not be considered in determining the purpose, meaning, or intent of any provision hereof. Notwithstanding anything apparently to the contrary contained in the SERP, the SERP shall be construed and administered to prevent the duplication of benefits provided under the SERP and any other qualified or nonqualified plan maintained in whole or in part by the Company.

8.8 Service of Process. In the absence of any designation to the contrary by the Company, the Secretary of the Company or its delegate is designated as the appropriate and exclusive agent for the receipt of service of process directed to the SERP in any legal proceeding, including arbitration, involving the SERP.

8.9 Limited Benefits. Except to the extent provided in Section 3.1, the SERP shall not provide any benefits determined with respect to any defined contribution plan.

8.10 Errors in Computations. Neither the Company nor the Administrator shall be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on the behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, and used by the Company in determining the benefit. The Company shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

8.11 Payments to Minors and Incompetents. If any Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Administrator may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the SERP.

8.12 Non-Alienation of Benefits. No amount payable to, or held under the SERP for the account of, any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the SERP for the account of, any Participant or Beneficiary be in any manner liable for such Participant’s or Beneficiary’s debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be required under applicable law. Notwithstanding the foregoing, the Plan Administrator will comply with a domestic relations order issued in connection with a divorce of a Participant to the extent the Plan Administrator determines that such order would satisfy the requirements of a QDRO if the SERP were a qualified pension plan under section 401(a) of the Code.

8.13 References To Laws. Any reference in the SERP to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

8.14 Governing Law. The validity, interpretation, construction and performance of this SERP shall, except to the extent preempted by federal law, be construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

8.15 ERISA Status. The SERP is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Employees as provided in Sections 201(2), 301(3), and 401(a)(l) of ERISA. Each provision shall be interpreted and administered accordingly.

8.16 Internal Revenue Code Status. The SERP is intended to be a nonqualified deferred compensation arrangement and is not intended to meet the requirements of section 401(a) of the Code. The SERP is intended to meet the requirements of section 409A of the Code and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that a deferral, accrual, vesting or payment of an amount under the SERP is subject to section 409A of the Code, except as the Committee otherwise determines in writing, the amount deferred, accrued, vested or paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the deferral, accrual, vesting or payment shall not be subject to the excise tax applicable under section 409A of the Code. Any provision of the SERP that would cause the deferral, accrual, vesting or payment of an amount under the SERP to fail to satisfy section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of the SERP) to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code. In the event additional regulations or other guidance is issued under section 409A of the Code or a court of competent jurisdiction provides additional authority concerning the application of section 409A of the Code with respect to the distributions under the SERP, then the provisions of the SERP regarding distributions shall be amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the original intent of the SERP.

8.17 Amendment and Restatement of the Deferred Compensation Plan. As of the Effective Date, the Deferred Compensation Plan is hereby amended and restated in its entirety in the form of the SERP. Notwithstanding the foregoing, the SERP is not intended to be a material modification of the Deferred Compensation Plan with respect to Grandfathered Amounts, and, any provision of the SERP that is considered to be a material modification of the Deferred Compensation Plan shall be retroactively amended to the extent required to prevent such provision from being considered a material modification of the Deferred Compensation Plan.

IN WITNESS WHEREOF, YRC Worldwide Inc. has executed this document by its duly authorized officer this 19th day of July, 2006.

YRC WORLDWIDE INC.

By:	/s/ HAROLD D. MARSHALL
Harold D. Marshall
Vice President – Employee Benefits

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